Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Oragenics, Inc. on Form S-3 of our report dated March 22, 2013, with respect to our audits of the financial statements of Oragenics, Inc. as of December 31, 2012 and 2011, and for each of the two years ended December 31, 2012 and 2011 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Clearwater, Florida

August 14, 2012